EXHIBIT 99A

NEWS COPY INFORMATION CONTACT:
 Dee Johnson
FOR IMMEDIATE RELEASE (314) 719-1869

VIASYSTEMS ANNOUNCES STRONG ORGANIC GROWTH IN FIRST QUARTER 2010

ST. LOUIS, May 14, 2010 – Viasystems Group, Inc. (NASDAQ:VIAS), a leading provider of complex multi-layer printed circuit boards and electro-mechanical solutions, today announced consolidated financial results for the first quarter ended March 31, 2010.

Highlights

•
Viasystems completed a merger with Merix Corporation on February 16, 2010 and was listed on the NASDAQ market as VIAS effective February 17. Through a recapitalization, Viasystems’ Preferred Class A shares and Preferred Class B shares were exchanged for common stock prior to the acquisition.

•	Net sales increased 42.0% sequentially, to $186.6 million.
•	On a pro-forma combined basis, organic revenue growth was 12.8% sequentially and 24.1% year over year. Pro forma combined net sales were $228.6 million in the three months ended March 31, 2010.
•	Reported operating income in the quarter was $2.5 million.
•	Adjusted EBITDA increased to $26.7 million or 14.3% of net sales, compared with $18.6 million, or 14.2% of net sales, in the fourth quarter of 2009.
•	The book-to-bill ratio for the quarter was 1.09.

“We have made excellent progress on merger integration,” said David M. Sindelar, Chief Executive Officer, “having announced substantially all the organizational changes we have planned. We took actions in the first several weeks after the merger to capture the cost synergies, although the full benefits will not be realized until late in the year. Recovery in our markets continued, especially among our customers in the automotive market.”

Financial Results

The Company reported net sales of $186.6 million for the three months ended March 31, 2010, a 42.0% increase compared with the three months ended December 31, 2009 and a 51.2% increase compared with net sales during the first quarter of 2009. The sequential increase is attributable to the acquisition and to stronger demand in the Company’s Printed Circuit Boards (PCB) segment.

Operating income was $2.5 million, and Adjusted EBITDA was $26.7 million for the three months ended March 31, 2010.  Adjusted EBITDA increased 43.6% over the fourth quarter ended December 31, 2009 and 154.3% compared with the same period in 2009. The GAAP loss per basic and diluted share was $12.57. Adjusting for nonrecurring acquisition and financing costs and the noncash effects of the recapitalization, Adjusted EPS was $0.08. A reconciliation of Operating Income to Adjusted EBITDA and Basic and Diluted Loss per Share to Adjusted EPS is provided at the end of this news release.

Segment Information

Net sales in the Company’s PCB segment for the first quarter were $150.6 million, a 49.7% increase over the fourth quarter of 2009. This increase resulted primarily from the Merix acquisition and from stronger demand for the Company’s PCB manufacturing services in the computer/datacom and automotive markets.

First-quarter sales of the Company’s Assembly segment were $36.0 million, a 16.9% increase compared with the fourth quarter of 2009. The improvement in sales is attributable to increased demand for the Company’s electro-mechanical solutions products (E-M Solutions) in the industrial and instrumentation market.

Cash and Working Capital

Cash and cash equivalents of $81.1 million on March 31, 2010 were lower than the cash balance of December 31, 2009 because of cash used in connection with the Merix acquisition, capital expenditures and increased working capital, partially offset by financing activities. The Company’s working capital metrics for the quarter ended March 31, 2010 are consistent with its historical trends.

Merix Merger and Recapitalization

Viasystems completed the purchase of Merix Corporation through a merger on February 16, 2010. Immediately prior to the merger, Viasystems completed a recapitalization such that the then-existing shares of Viasystems’ common and preferred stock were exchanged for common shares at exchange ratios described in the Plan of Merger filed with the SEC. Viasystems acquired Merix in exchange for common stock and cash such that the total consideration paid was approximately $111.2 million. After the recapitalization and merger, there are approximately 20 million shares of Viasystems common stock outstanding and no preferred or other classes of stock outstanding.

Pro-Forma Combined Sales
Merix Corporation’s fiscal year-end was May 30, 2009.  Pro-forma combined revenue for the period ended December 31, 2009 is made up of Viasystems’ sales for the three months ended December 31, 2009 and Merix Corporation’s sales for the three months ended November 28, 2009. Pro-forma combined revenue for the period ended March 31, 2009 is made up of Viasystems’ sales for the period ended March 31, 2009 and Merix Corporation’s sales for the three months ended February 28, 2009. Pro-forma combined sales for the quarter ended March 31, 2010 are for the three months ended March 31, 2010 for all operations.

Use of Non-GAAP Financial Measures

In addition to the condensed consolidated financial statements presented in accordance with U.S. GAAP, management uses certain non-GAAP financial measures, including “Adjusted EBITDA” and “Adjusted EPS.”

Adjusted EBITDA is not a recognized financial measure under U.S. GAAP, and does not purport to be an alternative to operating income or an indicator of operating performance. Adjusted EBITDA is presented to enhance an understanding of operating results and is not intended to represent cash flows or results of operations. The Board of Directors and management use Adjusted EBITDA primarily as an additional measure of operating performance for matters including executive compensation and competitor comparisons. The use of this non-GAAP measure provides an indication of the Company’s ability to service debt, and management considers it an appropriate measure to use because of Viasystems’ highly leveraged position.

Adjusted EBITDA has certain material limitations, primarily due to the exclusion of certain amounts that are material to the Company’s consolidated results of operations, such as interest expense, income tax expense and depreciation and amortization. In addition, Adjusted EBITDA may differ from the Adjusted EBITDA calculations reported by other companies in the industry, limiting its usefulness as a comparative measure.

Viasystems uses Adjusted EBITDA to provide meaningful supplemental information regarding operating performance and profitability by excluding from EBITDA certain items that the Company believes are not indicative of its ongoing operating results or will not impact future operating cash flows, which include restructuring and impairment charges, stock compensation and costs associated with the acquisition of Merix.

In addition, because of the significance of the effects of special charges related to the Company’s recapitalization and merger, the Company uses a non-GAAP measure, Adjusted EPS. This measure is not a recognized financial measure under U.S. GAAP, does not purport to be an indicator of the Company’s financial performance, and might not be consistent with measures used by other companies. Management believes this supplemental measure is useful in understanding underlying trends of the business and analyzing the effects of certain events that are infrequent or unusual for the Company.

Adjusted EPS has certain material limitations, primarily due to the exclusion of certain amounts from earnings that are material to the Company’s consolidated results of operations, such as merger-related costs, restructuring charges, certain interest and other expenses, and certain adjustments to net income, to arrive at net income available to common stockholders. In addition, Adjusted EPS is calculated assuming the number of shares of common stock outstanding at the period end was outstanding for the entire period, which is materially different from a calculation using weighted average shares outstanding as required by U.S. GAAP. As a result, Adjusted EPS differs materially from the earnings per share calculations reported by other companies in the industry, limiting its usefulness as a comparative measure.

A reconciliation of the Company’s non-GAAP financial measures is provided after the financials tables accompanying this news release.

Investor Conference Call

Viasystems will webcast an investor conference call at 11:00 a.m. Eastern time today, May 14, 2010. The webcast and supporting presentation will be available at www.viasystems.com on the Investor Relations page. The live conference call will be available by telephone for financial analysts at (888) 740-6139 or (913) 312-1481. A replay will be available on the website for an indefinite period. Investors may also access the replay by telephone through Thursday, May 20, 2010 at (888) 203-1112 or (719) 457-0820 using conference ID code 7784001.

About Viasystems

Viasystems Group, Inc. is a technology leader and a worldwide provider of complex multi-layer, printed circuit boards (PCBs) and electro-mechanical solutions (E-M Solutions). Its PCBs serve as the “electronic backbone” of electronic equipment, and its E-M Solutions products and services integrate PCBs and other components into electronic equipment, including metal enclosures, cabinets, racks and sub-racks, backplanes, cable assemblies and busbars. Viasystems’ 13,000 employees around the world serve more than 800 customers in the automotive, industrial and instrumentation, telecom, computer/datacom and military/aerospace markets. For additional information about Viasystems, please visit the Company’s website at www.viasystems.com.

Forward Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Viasystems regarding future events and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Viasystems undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Actual results may differ materially from those expressed or implied. Such differences may result from a variety of factors, including but not limited to: legal or regulatory proceedings; any actions taken by the Company, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); developments beyond the Company’s control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments, and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth under the heading “Item 1A. Risk Factors,” in the annual report on form 10-K filed by Viasystems with the SEC on February 25, 2010 and in Viasystems’ other filings made from time to time with the SEC and available at the SEC’s website, www.sec.gov.

VIASYSTEMS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)
(Unaudited)
	Three Months Ended

	March 31, 2010	December 31, 2009	March 31, 2009
Net sales	$186,640	$131,362	$123,437
Operating expenses:
Cost of goods sold, exclusive of items shown separately	146,139	101,844	102,876
Selling, general and administrative	18,695	12,958	10,204
Depreciation	12,630	12,329	12,680
Amortization	370	291	304
Restructuring and impairment	6,309	1,473	723
Operating income (loss)	2,497	2,467	(3,350)
Other expense (income):
Interest expense, net	8,902	9,956	8,095
Loss on early extinguishment of debt	706	1,628	-
Amortization of deferred financing costs	466	407	516
Other, net	515	3,023	122
Loss before income taxes	(8,092)	(12,547)	(12,083)
Income taxes	3,851	3,362	2,417
Net loss	$(11,943)	$(15,909)	$(14,500)

Less:
Net income attributable to noncontrolling interest	137	-	-
Accretion of Redeemable Class B Senior Convertible preferred stock	1,053	2,173	2,084
Conversion of Mandatory Redeemable Class A Junior preferred stock	29,717	-	-
Conversion of Redeemable Class B Senior Convertible preferred stock	105,021	-	-
Net loss attributable to common stockholders	$(147,871)	$(18,082)	$(16,584)

Basic and diluted loss per common share	$(12.57)	$(7.49)	$(6.87)

Weighted average shares outstanding	11,762,329	2,415,266	2,415,266

VIASYSTEMS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	December 31,
ASSETS	2010	2009
	(Unaudited)
Current assets:
Cash and cash equivalents	$81,074	$108,993
Restricted cash	-	105,734
Accounts receivable, net	154,893	89,512
Inventories	74,093	49,197
Prepaid expenses and other	18,123	11,388
Property held for sale	12,379	-
Total current assets	340,562	364,824
Property, plant and equipment, net	267,960	199,044
Goodwill	97,977	79,485
Intangible assets, net	10,508	4,676
Deferred financing costs, net	9,001	7,986
Other assets	3,074	1,223
Total assets	$729,082	$657,238

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

Current liabilities:
Current maturities of long-term debt	$27,798	$118,207
Accounts payable	143,064	90,661
Accrued and other liabilities	64,240	42,348
Total current liabilities	235,102	251,216
Long-term debt, less current maturities	214,642	212,673
Mandatory Redeemable Class A Junior preferred stock	-	118,836
Other non-current liabilities	52,037	34,226
Total liabilities	501,781	616,951

Redeemable Class B Senior Convertible preferred stock	-	98,327

Stockholders’ (deficit) equity:
Common stock, par value $0.01 per share, 100,000,000 shares authorized; 19,979,015 and 2,415,266 shares issued and outstanding	200	24
Paid-in capital	2,373,459	1,944,413
Accumulated deficit	(2,156,887)	(2,010,069)
Accumulated other comprehensive income	7,712	7,592
Total Viasystems stockholders’ equity (deficit)	224,484	(58,040)
Noncontrolling interest	2,817	-
Total stockholders’ equity (deficit)	227,301	(58,040)
Total liabilities and stockholders’ equity (deficit)	$729,082	$657,238

VIASYSTEMS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Net cash (used in) provided by operating activities	$(4,384)	$7,546

Investing activities
Acquisition of Merix	(35,326)	-
Cash acquired in acquisition of Merix	13,667	-
Capital expenditures	(9,521)	(4,886)
Proceeds from disposals of property	-	262
Net cash used in investing activities	(31,180)	(4,624)
Financing activities
Repayment of 10.5% Senior Subordinated Notes	(105,904)	-
Change in restricted cash	105,734	-
Repayment of capital lease obligations	(26)	-
Borrowings (repayments) under credit facilities	10,000	(1,500)
Financing and other fees	(2,159)	-
Net cash provided by (used in) financing activities	7,645	(1,500)

Change in cash	(27,919)	1,422

Beginning cash	108,993	83,053

Ending cash	$81,074	$84,475

SUPPLEMENTAL INFORMATION
NET SALES AND BALANCE SHEET STATISTICS
(dollars in millions)
(Unaudited)

	Three Months Ended
	March 31, 2010		December 31, 2009		March 31, 2009
Reported Net Sales by Segment
Printed Circuit Boards	$150.6	81%	$100.6	77%	$77.6	63%
Assembly(a)	36.0	19%	30.8	23%	35.6	29%
Other(a)	-		-		10.2	8%
	$186.6	100%	$131.4	100%	$123.4	100%

(a) With the closure of the Company’s Milwaukee facility, the operating results of the Milwaukee facility were reclassified to "Other." Segment results for prior periods have been reclassified for comparison purposes.

	Percentage of Net Sales			Sequential Percent Change
	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009	March 31, 2010/ Dec. 31, 2009
Pro-Forma Combined Net Sales by End Market
Automotive	35%	36%	27%	10%
Industrial/Instrumentation	24%	21%	25%	24%
Telecom	22%	24%	32%	6%
Computer/Datacom	14%	14%	12%	18%
Military/Aerospace	5%	5%	4%	(2%)
	100%	100%	100%	12%

	Three Months Ended
Working Capital Metrics	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Days’ Sales Outstanding	61.0	61.3	57.4	59.4	64.4
Inventory Turns	9.7	8.3	7.7	7.9	6.9
Days’ Payables Outstanding	71.5	80.1	74.2	67.7	60.3
Cash Cycle (Days)	26.5	24.7	30.2	37.2	56.5

SUPPLEMENTAL INFORMATION
Reconciliation of Operating Income (Loss) to Adjusted EBITDA
(dollars in millions)
(Unaudited)

	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009

Operating income (loss)	$2.5	$2.5	$(3.4)
Adjustments to operating income (loss):
Depreciation and amortization	13.0	12.6	13.0
Restructuring and impairment	6.3	1.5	0.7
Non-cash stock compensation expense	0.1	0.2	0.2
Costs related to Merix merger	4.8	1.8	-
Adjusted EBITDA	$26.7	$18.6	$10.5

SUPPLEMENTAL INFORMATION
Reconciliation of Basic and Diluted Loss per Share to
Adjusted EPS
 (dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2010
	As Reported	Special Items		Non-GAAP Adjusted
Net sales	$186,640	$-		$186,640
Cost of goods sold, exclusive of items shown separately	146,139	933	(a)	145,206
Selling, general and administrative	18,695	3,861	(b)	14,834
Depreciation and amortization	13,000	-		13,000
Restructuring and impairment	6,309	6,309	(c)	-
Operating income (loss)	2,497			13,600
Interest expense, net	8,902	1,778	(d)	7,124
Other, net	1,687	831	(e)	856
(Loss) income before income taxes	(8,092)			5,620
Income taxes	3,851			3,851
Net (loss) income	$(11,943)			$1,769

Net income attributable to noncontrolling interest	137	(50)	(f)	187
Accretion and conversion of preferred stock	135,791	135,791	(g)	-
Net (loss) income attributable to common stockholders	$(147,871)			$1,582

Shares used in basic and diluted share calculations	11,762,329	8,216,686	(h)	19,979,015
Basic and diluted (loss) income per share	$(12.57)			$0.08

(a)	Represents purchase accounting adjustment that increased the book value of inventory acquired in the merger from manufactured cost up to market value on the merger date.
(b)	Represents fees and expenses related to the merger.
(c)	Represents costs of severance, contractual obligations and other costs related to the merger and the recapitalization.
(d)
Includes $463 of interest related to the Viasystems 2011 Notes which were retired on January 15, 2010, and $1,315 of noncash interest accretion related to the Mandatory Redeemable Class A Junior preferred stock which accreted prior to the recapitalization.

(e)	Includes $706 loss on early extinguishment of the Viasystems 2011 Notes and $125 of other expense related to a contract terminated in connection with the recapitalization.
(f)	Represents the noncontrolling interest’s portion of the special items described in (a) and (c) above.
(g)
Represents noncash items related to the accretion of preferred stock dividends and the conversion of preferred stock which was converted to common stock immediately prior to the merger in connection with the recapitalization.

(h)
Represents the difference between (i) common shares outstanding at the end of the period and (ii) weighted average common shares outstanding during the period, so as to reflect all common shares issued in connection with our recapitalization and our merger as outstanding for the entire quarter.